SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON DC 20549

                              FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 18, 1997

                        BUTLER NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      MINNESOTA             0-1678             41-0834293
(STATE OF INCORPORATION) (COMMISSION FILE NO) (IRS EMPLOYER IDENTIFICATION NO)

           1546 EAST SPRUCE ROAD, OLATHE, KANSAS 66061
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (913) 780-9595

FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR IF CHANGED SINCE LAST REPORT:
     NOT APPLICABLE

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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

ON JUNE 18, 1997, THE COMPANY ISSUED 127,601 SHARES OF COMMON STOCK, $.01 PAR VALUE, FOR THE CONVERTIBLE DEBENTURE IN THE AMOUNT OF $130,000. THE SHARES WERE ISSUED TO AN ACCREDITED INVESTOR. THE TRANSACTION WAS EXECUTED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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                             SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                        BUTLER NATIONAL CORPORATION
                        (REGISTRANT)




JUNE 24, 1997                   CLARK D. STEWART
    DATE                        CLARK D. STEWART, PRESIDENT
                                AND CHIEF EXECUTIVE OFFICER



JUNE 24, 1997                   EDWARD J. MATUKEWICZ
     DATE                       EDWARD J. MATUKEWICZ, TREASURER